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                                                                      EXHIBIT 16

                      [PRICE WATERHOUSE LLP LETTERHEAD]



November 14, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that Rouge Steel Company has incorporated by reference our reports dated October 18, 1996, July 18, 1996 and April 19, 1996 (issued pursuant to the provisions of Statement on Auditing Standards, No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about November 14, 1996. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


Price Waterhouse LLP
Price Waterhouse LLP